April 25, 2014 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

Ohio Valley Banc Corp. Reports Higher 1st Quarter Earnings

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended March 31, 2014, of $3,564,000, representing an increase of $341,000, or 10.6 percent, from the same period the prior year.  Earnings per share for the first quarter of 2014 were $.87, up 10.1 percent from the $.79 earned the first quarter of 2013.  Return on average assets and return on average equity were 1.70 percent and 17.84 percent, respectively, for the first quarter of 2014, versus 1.56 percent and 17.13 percent, respectively, for the same period the prior year.

“We are extremely pleased with our first quarter results,” stated Thomas E. Wiseman, President and CEO.  “I would be remiss if I didn’t acknowledge the outstanding contribution made by Loan Central to our consolidated results.  Their operations contributed 20 percent to first quarter earnings.  The bank experienced an increase in commercial loan demand during the fourth quarter of 2013.  That momentum continued to gain traction the first quarter of 2014.  The effort of our entire staff, pursuing our ‘Community First’ mission, remains a key to our ongoing success.”

For the first quarter of 2014, net interest income increased $361,000, or 4.3 percent, from the same period last year.  Contributing to the higher net interest income was the increase in both average earning assets and net interest margin.  For the first quarter of 2014, average earning assets increased over $17 million, or 2.2 percent, from the same period last year, which occurred primarily in commercial loans.  With the challenge to grow loan balances in prior years, the growth experienced in the first quarter was an encouraging sign.  Additionally, the Company’s strong net interest margin improved even more from the prior year.  For the three months ended March 31, 2014, the net interest margin was 4.51 percent compared to 4.40 percent for the same period the prior year.  Contributing to the higher net interest margin was the redemption of $5 million in trust preferred securities during the first quarter of 2013, which had an interest cost of 10.60%.  Furthermore, the yield on mortgage-backed securities has improved with the slowdown in prepayments, which reduced the amortization expense of premiums paid on the bonds.

For the three months ended March 31, 2014, management provided $494,000 to the allowance for loan losses, an increase of $463,000 from the same period the prior year.  The increase in provision expense was associated with an increase in general allocations for specific loan portfolio risks determined by management.  For the three months ended March 31, 2014, net charge-offs totaled only $186,000, a decrease of $78,000 from the same three-month period in 2013.  The ratio of nonperforming loans to total loans at March 31, 2014 was .64 percent compared to .81 percent at March 31, 2013.  Based on the evaluation of the adequacy of the allowance for loan losses, management believes that the allowance for loan losses at March 31, 2014 was adequate and reflects probable incurred losses in the portfolio.  The allowance for loan losses was 1.13 percent of total loans at March 31, 2014, compared to 1.21 percent at March 31, 2013.

For the first quarter of 2014, noninterest income totaled $4,118,000, an increase of $178,000, or 4.5 percent, from the first quarter of 2013.  For the three months ended March 31, 2014, tax processing fees totaled $2,648,000, an increase of $543,000 from the same period the prior year due to an increase in the number of tax refund items processed.  Management was pleased with the significant contribution from this revenue source, which accounted for over 64 percent of our first quarter noninterest income.   During the first quarter, the Company entered into an agreement to sell its pro rata share of ProAlliance, a specialty property and casualty insurance company.  As part of the agreement, the Company received a $135,000 non-refundable fee for giving the buyers the option to purchase the outstanding shares at a future date.  If the option to purchase is exercised, the Company anticipates receiving $675,000 for its ownership interest in ProAlliance.  Further contributing to revenue growth was the increase in interchange fees earned on debit and credit card transactions.  By continuing to offer incentives to customers to utilize the bank’s debit and credit card for purchases, interchange income increased $52,000, or 11.5 percent, from the 2013 first quarter.  Partially offsetting the increases above was the decrease in earnings on bank owned life insurance.  In the first quarter of 2013, the Company received life insurance proceeds totaling $452,000.

Noninterest expense totaled $7,295,000 for the first quarter of 2014, a decrease of $653,000, or 8.2 percent, from the same period last year.  The Company’s largest noninterest expense, salaries and employee benefits, decreased $62,000 from the first quarter of 2013.  The decrease was primarily related to lower retirement benefit costs, which more than offset the limited increase in salary expense of $12,000.   For the first quarter of 2014, foreclosure costs decreased $234,000 from the prior year first quarter.  The decrease was related to expenses incurred last year in association with the liquidation of real estate in process of foreclosure.  As previously mentioned, the Company redeemed trust preferred securities prior to maturity during the first quarter of 2013.   The trust preferred securities were redeemed at a premium.  The redemption expense of $212,000 was not repeated in the first quarter of 2014.  Additionally, the redemption had a favorable impact on future earnings due to the elimination of the annual interest expense on the trust preferred securities totaling $530,000.  As a result of the new Ohio state tax methodology for financial institutions, the Company’s tax expense for the first quarter of 2014 decreased $82,000 from the same period last year.  This lower tax expense is anticipated to continue for the rest of 2014.  Overall, management was pleased with the lower expense levels demonstrated in the first quarter.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC.  The holding company owns Ohio Valley Bank, with 15 offices in Ohio and West Virginia, and Loan Central, with seven consumer finance offices in Ohio.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Forward-Looking Information

Certain  statements  contained  in this  earnings  release which  are not  statements of  historical  fact  constitute   forward-looking  statements  within the meaning of the  Private  Securities  Litigation  Reform  Act  of  1995.  Words  such  as  “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes.  Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.  See Item 1.A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for further discussion of the risks affecting the business of the Company and the value of an investment in its shares.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended
	March 31,
	2014	2013
PER SHARE DATA
Earnings per share	$0.87	$0.79
Dividends per share	$0.21	$0.10
Book value per share	$20.35	$19.34
Dividend payout ratio (a)	24.15%	12.60%
Weighted average shares outstanding	4,098,753	4,062,204

PERFORMANCE RATIOS
Return on average equity	17.84%	17.13%
Return on average assets	1.70%	1.56%
Net interest margin (b)	4.51%	4.40%
Efficiency ratio (c)	55.91%	63.70%
Average earning assets (in 000's)	$803,467	$786,219

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

	Three months ended
(in $000's)	March 31,
	2014	2013
Interest income:
Interest and fees on loans	$8,814	$8,917
Interest and dividends on securities	694	563
Total interest income	9,508	9,480
Interest expense:
Deposits	573	839
Borrowings	153	220
Total interest expense	726	1,059
Net interest income	8,782	8,421
Provision for loan losses	494	31
Noninterest income:
Service charges on deposit accounts	391	424
Trust fees	55	51
Income from bank owned life insurance and annuity assets	159	631
Mortgage banking income	58	137
Electronic refund check / deposit fees	2,648	2,105
Debit / credit card interchange income	504	452
Loss on other real estate owned	(12)	(65)
Gain on sale of ProAlliance Corporation	135	----
Other	180	205
Total noninterest income	4,118	3,940
Noninterest expense:
Salaries and employee benefits	4,377	4,439
Occupancy	398	394
Furniture and equipment	180	226
FDIC insurance	127	144
Data processing	321	281
Foreclosed assets	61	295
Other	1,831	2,169
Total noninterest expense	7,295	7,948
Income before income taxes	5,111	4,382
Income taxes	1,547	1,159
NET INCOME	$3,564	$3,223

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	March 31,	December 31,
	2014	2013
ASSETS
Cash and noninterest-bearing deposits with banks	$11,048	$9,841
Interest-bearing deposits with banks	84,556	18,503
Total cash and cash equivalents	95,604	28,344
Securities available for sale	88,858	84,068
Securities held to maturity
(estimated fair value: 2014 - $22,892; 2013 - $22,984)	22,620	22,826
Federal Home Loan Bank and Federal Reserve Bank stock	6,576	7,776
Total loans	574,327	566,319
Less: Allowance for loan losses	(6,462)	(6,155)
Net loans	567,865	560,164
Premises and equipment, net	9,478	9,005
Other real estate owned	1,422	1,354
Accrued interest receivable	1,933	1,901
Goodwill	1,267	1,267
Bank owned life insurance and annuity assets	25,099	24,940
Other assets	4,813	5,723
Total assets	$825,535	$747,368

LIABILITIES
Noninterest-bearing deposits	$219,202	$149,823
Interest-bearing deposits	482,758	479,054
Total deposits	701,960	628,877
Other borrowed funds	20,161	18,748
Subordinated debentures	8,500	8,500
Accrued liabilities	11,497	10,824
Total liabilities	742,118	666,949

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares
authorized; 4,758,492 shares issued)	4,758	4,758
Additional paid-in capital	34,883	34,883
Retained earnings	58,944	56,241
Accumulated other comprehensive income	544	249
Treasury stock, at cost (659,739 shares)	(15,712)	(15,712)
Total shareholders' equity	83,417	80,419
Total liabilities and shareholders' equity	$825,535	$747,368